           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2005, relating to the financial statements and financial highlights which appear in the October 31, 2005 Annual Report to Shareholders of JPMorgan Asia Equity Fund, JPMorgan Emerging Markets Equity Fund, JPMorgan International Equity Fund, JPMorgan International Growth Fund, JPMorgan International Opportunities Fund, JPMorgan International Value Fund, JPMorgan Intrepid European Fund, JPMorgan Intrepid International Fund and JPMorgan Japan Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

New York, New York
February 22, 2006